Exhibit 107.1

CALCULATION OF FILING FEE TABLES

FORM S-3

(Form Type)

EDGEWISE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Title of each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Debt	Debt Securities	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Equity	Depositary Shares	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Other	Warrants	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Other	Subscription Rights	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Other	Purchase Contracts	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Other	Units	457(o)	(1)	(1)	(1)	−	−
Fees to be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)	(1)	(1)	$37,919,578.05 (1)	0.0001476	$5,596.93

	Total Offering Amounts					$37,919,578.05 (1)		$5,596.93

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$5,596.93

(1)	The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $400,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-264083) (the “Prior Registration Statement”), which was initially filed on April 1, 2022 and declared effective by the Securities and Exchange Commission on May 5, 2022. As of the date hereof, a balance of $202,080,423.95 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $37,919,578.05 of its Securities. The additional amount of Securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.